                                                                     Exhibit 8.1


  BOSTON                        LATHAM & WATKINS                    NEW YORK
 BRUSSELS                       ATTORNEYS AT LAW               NORTHERN VIRGINIA
  CHICAGO                          www.lw.com                    ORANGE COUNTY
 FRANKFURT                                                          PARIS
  HAMBURG                     ____________________                 SAN DIEGO
 HONG KONG                                                      SAN FRANCISCO
  LONDON                                                        SILICON VALLEY
LOS ANGELES                                                       SINGAPORE
  MOSCOW                                                            TOKYO
NEW JERSEY                                                      WASHINGTON, D.C.



                                February   , 2002


Entercom Radio, LLC
Entercom Capital, Inc.
401 City Avenue, Suite 409
Bala Cynwyd, PA 19004

                     Re:       Federal Income Tax Consequences

Ladies and Gentlemen:

            We are acting as counsel to Entercom Radio, LLC ("Entercom Radio") and Entercom Capital, Inc. ("Entercom Capital") in connection with the offering, issue and sale by Entercom Radio and Entercom Capital, as co-issuers, of up to $150,000,000 of __% Senior Subordinated Notes due 2014 (the "Notes") pursuant to a registration statement on Form S-3 (File No. 333 - 82542)(as amended, the "Registration Statement") filed with the Securities and Exchange Commission on February 11, 2002, and the Preliminary Prospectus (the "Shelf Prospectus") contained therein, as amended by Amendment No. 1 and the filing of a Preliminary Prospectus Supplement for the Notes to the Shelf Prospectus (the "Prospectus Supplement" and, together with the Shelf Prospectus, the "Prospectus") on February 20, 2002, under the Securities Act of 1933, as amended, by Entercom Communications Corp. ("Entercom"), Entercom Radio, Entercom Capital and certain of Entercom's direct or indirect subsidiaries which are co-registrants on the Registration Statement.

            In connection with our representation of Entercom Radio and Entercom Capital, you have requested our opinion concerning the statements in the Prospectus Supplement under the caption "Certain Federal Income Tax Considerations." The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement and the Prospectus.

            We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

            Based on such facts and assumptions and subject to the limitations set forth in the Prospectus Supplement, it is our opinion that the statements in the Prospectus Supplement set forth under the caption "Certain Federal Income Tax Considerations," insofar as they purport to describe the provisions of specific statutes and regulations referred to therein, are accurate in all material respects.



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       555 Eleventh Street, N.W., Suite 1000 - Washington, D.C. 20004-1304
                 TELEPHONE: (202) 637-2200 - FAX: (202) 637-220I
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LATHAM & WATKINS

        Entercom Radio, LLC
        Entercom Capital, Inc.
        Page 2



            No opinion is expressed as to any matter not discussed herein.

            This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in Registration Statement or the Prospectus may affect the conclusions stated herein.

            This opinion is rendered only to you and is solely for your benefit in connection with the sale of the Notes by Entercom Radio and Entercom Capital pursuant to the Registration Statement and the Prospectus. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Prospectus Supplement and to the use of our name under the caption "Legal Matters" in the Prospectus Supplement.


                                            Very truly yours,



                                            /s/ Latham & Watkins